Pieris Pharmaceuticals Announces $32 Million Private Placement and Potential Funding Mechanism for PRS-060 Co-development Opt-in BOSTON, MA, November 04, 2019 - Pieris Pharmaceuticals, Inc. (NASDAQ: PIRS), a clinical-stage biotechnology company advancing novel biotherapeutics through its proprietary Anticalin® technology platform for respiratory diseases, cancer and other indications, today announced that it has entered into a securities purchase agreement with existing and new institutional investors to raise $32 million. The private placement was led by BVF Partners L.P., with significant additional participation from EcoR1 Capital, Aquilo Capital Management, Surveyor Capital (a Citadel company), and Samsara BioCapital. The private placement will consist of 9,014,960 units, at a price of $3.55 per unit. Each unit will consist of (i) one share of Pieris' common stock or 0.001 non-voting Series C convertible preferred stock, and (ii) one immediately-exercisable warrant to purchase one share of common stock at an exercise price of $7.10 per share. Each share of non- voting Series C convertible preferred stock is convertible into 1,000 shares of Pieris common stock, provided that conversion will be prohibited if, as a result, the holder and its affiliates would own more than 9.99% of the total number of shares of Pieris common stock then outstanding. The warrants are intended to facilitate Pieris’ exercise of its co-development option for PRS-060/AZ1402 following the conclusion of a positive phase 2a study. If top-line results of that study disclose achievement of the primary efficacy endpoint and the stock reaches a pre-specified price, then the warrants will expire sixty days following such disclosure and may only be exercised for cash. Otherwise, the warrants will be exercisable for a period of five years from the date of issuance. The closing of the financing is expected to take place on or about November 6, 2019 and is subject to standard closing conditions. Pieris expects to use the proceeds from the financing for continued development of its immuno-oncology franchise, including PRS-343, its 4-1BB/HER2 bispecific, and PRS-344, its 4-1BB/PD-L1 bispecific in co- development with Servier. The Company also expects to use these proceeds for advancement of its proprietary pipeline of inhalable respiratory drug candidates following proof-of-mechanism with respect to PRS-060, validating the inhaled Anticalin platform as a potential drug class, as well as for working capital and general corporate purposes. William Blair & Company, L.L.C. acted as sole placement agent for the transaction.

The securities to be sold in this private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pieris has agreed to file a registration statement with the Securities and Exchange Commission (the "SEC") registering the resale of the shares of common stock, the shares of common stock issuable upon the conversion of the Series C convertible preferred stock, and the common stock issuable upon the exercise of the warrants issued in this private placement. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus. About Pieris Pharmaceuticals: Pieris is a clinical-stage biotechnology company that discovers and develops Anticalin protein-based drugs to target validated disease pathways in a unique and transformative way. Our pipeline includes inhalable Anticalin proteins to treat respiratory diseases and immuno-oncology multi-specifics tailored for the tumor microenvironment. Proprietary to Pieris, Anticalin proteins are a novel class of therapeutics validated in the clinic and by partnerships with leading pharmaceutical companies. Anticalin® is a registered trademark of Pieris. For more information, visit www.pieris.com. Forward Looking Statement: This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the expected closing of the private placement; the expected timing and potential outcomes of the reporting by the Company of key clinical data from its lead programs, references to novel technologies and methods and our business and product development plans, including the advancement of our proprietary and co-development programs into and through the clinic and the expected timing for reporting data or making IND filings related to our programs, and partnering and funding prospects for any such programs. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to satisfy the closing conditions for the private placement; our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates, including our ability to recruit and enroll patients in our studies; our ability to address the requests of the FDA; competition in the industry in which we operate; the timing and nature of data from the Phase 2a study of PRS-060/AZD1402; whether or not Pieris opts-into co-development of PRS-060/AZD1402; whether or not any of the warrants to be issued in the private placement will be exercised for cash; the use of any proceeds from any warrant exercise; and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the Company's Quarterly Reports on Form 10-Q. Investor Relations Contact: Pieris Pharmaceuticals, Inc. Maria Kelman Director of Investor Relations +1 857 362 9635 kelman@pieris.com